Exhibit j(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 64 to the Registration Statement on Form N-1A of Fidelity School Street Trust: Fidelity International Bond Fund, Fidelity New Markets Income Fund, Fidelity Strategic Income Fund, and Spartan Intermediate Municipal Income Fund of our reports dated February 9, 2001 on the financial statements and financial highlights included in the December 31, 2000 Annual Reports to Shareholders of Fidelity International Bond Fund, Fidelity New Markets Income Fund, Fidelity Strategic Income Fund, and Spartan Intermediate Municipal Income Fund.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
February 20, 2001